EXHIBIT 9.1
                                                                     -----------



                                                                  EXECUTION COPY

                   STOCKHOLDER AND BOARD COMPOSITION AGREEMENT

                                  BY AND AMONG

                        MERISTAR HOTELS & RESORTS, INC.,

                       AND THE STOCKHOLDERS LISTED HEREIN



                            DATED AS OF JULY 31, 2002


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                   STOCKHOLDER AND BOARD COMPOSITION AGREEMENT

         STOCKHOLDER AND BOARD COMPOSITION AGREEMENT (this "AGREEMENT"), dated as of July 31, 2002, by and among MERISTAR HOTELS & RESORTS, INC., a Delaware corporation ( "MERISTAR") and each of the persons set forth on Schedule A hereto (each, a "STOCKHOLDER" and, collectively, the "STOCKHOLDERS").

                                    RECITALS

         A. The Agreement and Plan of Merger dated as of May 1, 2002 and as amended on June 3, 2002, by and between Interstate Hotels Corporation, a Maryland corporation ("INTERSTATE"), and MeriStar (as amended, the "MERGER AGREEMENT"), provides for, among other things, the merger (the "Merger") of Interstate with and into MeriStar on the terms and subject to the conditions set forth in the Merger Agreement, with MeriStar as the surviving corporation (the "COMBINED COMPANY"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

         B. It is a condition precedent to the obligation of each of MeriStar and Interstate to consummate the Merger under the Merger Agreement, that the parties hereto enter into this Agreement.

         C. At the time the Merger is completed, each Stockholder will beneficially own and be entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of the Combined Company's common stock, par value $0.01 per share (the "COMBINED COMPANY COMMON STOCK"), set forth opposite such Stockholder's name on Schedule A hereto (such shares, together with any other shares of Combined Company Common Stock, the beneficial ownership of which is acquired by such Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated, excluding those that are beneficially owned (a) in the form of MeriStar Stock Options and (b) by such Stockholder solely because such Combined Company Common Stock is held by an affiliate of such Stockholder, are collectively referred to herein as such Stockholder's "SUBJECT SHARES").

         D. The Stockholders wish to provide for, among other things, procedures for the replacement of certain directors of the Combined Company who resign, retire or are no longer able to serve as directors of the Combined Company.

         NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound by this Agreement, agree as follows:

                           ARTICLE I BOARD COMPOSITION

         Section 1.1 BOARD COMPOSITION. During the 18 months after the Effective Time of the Merger:

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                  (a) if any of Ms. Leslie R. Doggett or Messrs. Steven D.
Jorns, James B. McCurry, John Emery or J. Taylor Crandall or any replacement as director of the Combined Company for any of them resigns, retires or is no longer able to serve as a director of the Combined Company by reason of death, disqualification, removal from office or any other cause, then Mr. Paul W. Whetsell or his replacement as director of the Combined Company, if any, shall have the right to designate a person for nomination to be a successor to the director of the Combined Company no longer serving; if Mr. Whetsell or any replacement for him as director of the Combined Company resigns, retires or is no longer able to serve as a director of the Combined Company by reason of death, disqualification, removal from office or any other cause, then Mr. Emery or his replacement as director of the Combined Company, if any, shall have the right to designate a person for nomination to be a successor to Mr. Whetsell or his replacement;

                  (b) if any of Messrs. Joseph J. Flannery, Mahmood J. Khimji, Raymond C. Mikulich, Karim J. Alibhai or Sherwood M. Weiser or any replacement as director of the Combined Company for any of them resigns, retires or is no longer able to serve as a director of the Combined Company by reason of death, disqualification, removal from office or any other cause, then the majority of that group of individuals, including any of their replacements, if any, shall have the right to designate a person for nomination to be a successor to the director of the Combined Company no longer serving;

                  (c) if all of Messrs. Flannery, Khimji, Mikulich, Alibhai and Weiser and any replacement as director of the Combined Company for any of them resigns, retires or is no longer able to serve as a director of the Combined Company by reason of death, disqualification, removal from office or any other cause, then Mr. Thomas F. Hewitt or his replacement as director of the Combined Company, if any, shall have the right to designate a person for nomination to be a successor to the director of the Combined Company no longer serving;

                  (d) if John J. Russell, Jr. or any replacement as director of the Combined Company for him resigns, retires or is no longer able to serve as a director of the Combined Company by reason of death, disqualification, removal from office or any other cause, then Mr. Hewitt or his replacement as director of the Combined Company, if any, shall have the right to designate a person for nomination to be a successor to Mr. Russell or his replacement; if Mr. Hewitt or any replacement for him as director of the Combined Company resigns, retires or is no longer able to serve as a director of the Combined Company by reason of death, disqualification, removal from office or any other cause, then Mr. Russell or his replacement as director of the Combined Company, if any, shall have the right to designate a person for nomination to be a successor to Mr. Hewitt or his replacement;

                  (e) the Combined Company shall use its best efforts, subject to the fiduciary duties of its board of directors under applicable law, to have any such successor that is designated for nomination under this Agreement to be nominated and elected; and

                  (f) each Stockholder shall, if the matter is put to a vote of stockholders, vote all of their Subject Shares that are still beneficially owned by such Stockholder on the record date for vote or execute and deliver a written consent (if permitted) in a manner to cause the election of any such successor that is nominated under this Agreement.

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         Section 1.2 FURTHER ASSURANCES. Each of the parties hereto agrees to execute and deliver such other documents and instruments and take such further actions as may be necessary or appropriate in order to effectuate the intent of this Agreement.

                            ARTICLE II MISCELLANEOUS

         Section 2.1 COUNTERPARTS. This Agreement and any amendments hereto may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         Section 2.2 GOVERNING LAW; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREUNDER THAT WOULD INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.

                  (b) Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 2.2(b).

         Section 2.3 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

         If to the Combined Company, Messrs. Whetsell, Emery, Jorns or Kilkeary:

                     Interstate Hotels & Resorts, Inc.
                     1010 Wisconsin Avenue
                     Suite 500
                     Washington, D.C.  20007
                     Attention:  Christopher L. Bennett, Esq.
                     Telecopy:  (207) 295-1026

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                    with a copy to:

                     Paul, Weiss, Rifkind, Wharton & Garrison
                     1285 Avenue of the Americas
                     New York, New York 10019-6064
                     Attention:  Richard S. Borisoff, Esq.
                     Facsimile:  (212) 757-3990

         If to CGLH Partners I LP or CGLH Partners II LP:

                     Lehman Brothers Inc.
                     399 Park Avenue
                     8th Floor
                     New York, NY 10022
                     Attention:  Joseph Flannery
                     Facsimile:  (212) 526-7006

                     with a copy to:

                     Continental Gencom Holdings
                     c/o Mr. K. Alibhai and Mr. S. Weiser
                     3250 Mary Street
                     Suite 500
                     Miami, Florida 33133
                     Facsimile:  (305) 445-4255

                     with a copy to:

                     Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. 150 West Flagler Street
                     Suite 2200
                     Miami, Florida 33130
                     Attention:  Richard E. Schatz, Esq.
                     Facsimile:  (305) 789-3395

                     with a copy to:

                     Fried, Frank, Harris, Shriver & Jacobson
                     One New York Plaza
                     New York, New York 10004
                     Attention:  Jonathan Mechanic, Esq.
                     Facsimile:  (212) 859-8582

         If to Oak Hill Capital Partners, L.P., Oak Hill Capital Management Partners, L.P., FW Hospitality, L.P., Arbor Reit, L.P. or MHX Investors, L.P.:

                     c/o Oak Hill Capital Management Partners, L.P. 201 Main Street, Suite 2600
                     Fort Worth, Texas 76102
                     Attention:  Kevin G. Levy, Esq.
                     Facsimile:  (817) 338-2067

         If to Mr. Hewitt:

                     1055 St. Mellion Drive
                     Nevillewood, Pennsylvania 15142
                     Facsimile:  (412) 276-6026

                     with a copy to:

                     Jones, Day, Reavis & Pogue
                     222 East 41st Street
                     New York, New York 10017
                     Attention:  Jere R. Thomson, Esq.
                     Facsimile:  (212) 755-7306

         If to Mr. Richardson:

                     3323 Ponoka Road
                     Pittsburgh, Pennsylvania 15209
                     Facsimile:  (412) 833-6005

                     with a copy to:

                     Jones, Day, Reavis & Pogue
                     222 East 41st Street
                     New York, New York 10017
                     Attention:  Jere R. Thomson, Esq.
                     Facsimile:  (212) 755-7306

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

         Section 2.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement, with respect to the subject matter of this Agreement.

         Section 2.5 BINDING EFFECT UPON SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. This Agreement is not intended to confer upon any person other than the parties to this Agreement or their respective successors or permitted assigns any rights or remedies under this Agreement.

         Section 2.6 AMENDMENT AND WAIVER. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

         Section 2.7 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of the provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

         Section 2.8 INTERPRETATION. The headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         Section 2.9 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assignable, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other parties; PROVIDED, HOWEVER, that no such assignment will relieve the assigning party of its obligations hereunder.

         Section 2.10 SPECIFIC PERFORMANCE. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

         Section 2.11 JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery or other courts of the State of Delaware (a "DELAWARE COURT"), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in a Delaware Court.

                  (a) It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in a Delaware Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.

                  (b) No party may move to (i) transfer any such suit, action or proceeding from a Delaware Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in a Delaware Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in a Delaware Court for the purpose of bringing the same in another jurisdiction.

                  (c) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in a Delaware Court,
(ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

         Section 2.12 FIDUCIARY DUTIES. Each Stockholder is signing this Agreement solely in such Stockholder's capacity as the beneficial owner of Subject Shares and, notwithstanding anything herein to the contrary, nothing contained herein shall limit or affect any actions taken by such Stockholder or any designee of such Stockholder in his or her capacity, if any, as an officer or director of the Combined Company or any of its subsidiaries and none of such actions in any such capacity shall be deemed to constitute a breach of this Agreement.

         Section 2.13 BENEFICIAL OWNERSHIP. For purposes of this Agreement, the term "BENEFICIAL OWNER" shall have the meaning ascribed to such term under Rule 13d-3 under the Securities Exchange Act of 1934, and the terms "BENEFICIALLY OWN" and "BENEFICIAL OWNERSHIP" shall have correlative meanings therewith.


                  [Remainder of page intentionally left blank]

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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties to this Agreement as of the date first written above.

                                MERISTAR HOTELS & RESORTS, INC.


                                By:   /s/ Christopher L. Bennett
                                     -----------------------------------------
                                     Name:   Christopher L. Bennett
                                     Title:  Senior Vice President and General
                                             Counsel


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                                OAK HILL CAPITAL PARTNERS, L.P.
                                By: OHCP GenPar, L.P., its general partner
                                    By: OHCP MGP, LLC, its general partner


                                        By:  /s/ Kevin G. Levy
                                            ----------------------------------
                                            Name:  Kevin G. Levy
                                            Title:  Vice President


                                OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.
                                By: OHCP GenPar, L.P., its general partner
                                    By: OHCP MGP, LLC, its general partner


                                        By:  /s/ Kevin G. Levy
                                            ----------------------------------
                                            Name:  Kevin G. Levy
                                            Title:  Vice President


                                FW HOSPITALITY, L.P.
                                By: Group III 31, L.L.C., its general partner


                                    By:  /s/ Kevin G. Levy
                                        --------------------------------------
                                        Name:  Kevin G. Levy
                                        Title:  Vice President


                                ARBOR REIT, L.P.
                                    By: Group Investors, L.L.C., its general
                                        partner


                                    By:  /s/ Kevin G. Levy
                                        --------------------------------------
                                        Name:  Kevin G. Levy
                                        Title:  Vice President


                                MHX INVESTORS, L.P.
                                By: FW Group Genpar, Inc., its general partner


                                    By:  /s/ Kevin G. Levy
                                        --------------------------------------
                                        Name:  Kevin G. Levy
                                        Title:  Vice President

                                CGLH PARTNERS I LP
                                 By: MK/CG-GP LLC, its general partner
                                     By:  CG Interstate Associates, LLC, a
                                          managing member
                                          By:  Continental Gencom Holdings, LLC,
                                               its sole member

                                               By:  /s/ Karim Alibhai
                                                   ---------------------------
                                                   Name:  Karim Alibhai
                                                   Title: Member


                                               By:  /s/ Sherwood M. Weiser
                                                   ---------------------------
                                                   Name:  Sherwood M. Weiser
                                                   Title: Member


                                      By: KFP Interstate Associates, LLC, its
                                          general partner
                                          By:  KFP Interstate, LLC, a managing
                                               member
                                               By: KFP Holdings, Ltd., its sole
                                                   member
                                                   By:  Grosvenor, L.C., its
                                                        general partner


                                                   By: /s/ Jaffer Khimji
                                                      -----------------------
                                                      Name: Jaffer Khimji
                                                      Title:Authorized Signatory


                                By: LB INTERSTATE GP LLC, its general partner
                                    By:  PAMI LLC, its sole member


                                         By:  /s/ Joseph J. Flannery
                                             ---------------------------------
                                             Name:  Joseph J. Flannery
                                             Title: Authorized Signatory


                                CGLH PARTNERS II LP
                                By:  MK/CG-GP LLC, its general partner
                                     By:  CG Interstate Associates, LLC, a
                                          managing member
                                          By:  Continental Gencom Holdings, LLC,
                                               its sole member


                                               By:  /s/ Karim Alibhai
                                                   ---------------------------
                                                   Name:  Karim Alibhai
                                                   Title: Member

                                               By:  /s/ Sherwood M. Weiser
                                                   ---------------------------
                                                   Name:  Sherwood M. Weiser
                                                   Title: Member


                                     By: KFP Interstate Associates, LLC, its
                                             general partner
                                         By:  KFP Interstate, LLC, a managing
                                              member
                                              By: KFP Holdings, Ltd., its sole
                                                  member
                                                  By:  Grosvenor, L.C., its
                                                       general partner


                                                  By: /s/ Jaffer Khimji
                                                     ------------------------
                                                     Name:  Jaffer Khimji
                                                     Title: Authorized Signatory

                                     By: LB INTERSTATE GP LLC, its general
                                         partner
                                         By:  PAMI LLC, its sole member


                                              By: /s/ Joseph J. Flannery
                                                 -----------------------------
                                                 Name:  Joseph J. Flannery
                                                 Title: Authorized Signatory

                                     /s/ Paul W. Whetsell
                                     ----------------------------------
                                     PAUL W. WHETSELL


                                     /s/ John Emery
                                     ----------------------------------
                                     JOHN EMERY


                                     /s/ Steven D. Jorns
                                     ----------------------------------
                                     STEVEN D. JORNS


                                     /s/ Thomas F. Hewitt
                                     ----------------------------------
                                     THOMAS F. HEWITT


                                     /s/ J. William Richardson
                                     ----------------------------------
                                     J. WILLIAM RICHARDSON


                                     /s/ Kevin P. Kilkeary
                                     ----------------------------------
                                     KEVIN P. KILKEARY

                                   SCHEDULE A

                                                          COMBINED COMPANY
     STOCKHOLDER                                            COMMON STOCK
     -----------                                            ------------
     John Emery                                                281,667(1)

     Thomas F. Hewitt                                        2,030,596

     Steven D. Jorns                                         1,328,931(2)

     Kevin P. Kilkeary                                         782,764

     J. William Richardson                                   1,571,972

     Paul W. Whetsell                                          866,652(3)

     Arbor REIT, L.P                                           764,067

     CGLH Partners I LP and CGLH Partners II LP             34,500,000

     FW Hospitality, L.P.                                      764,067

     MHX Investors, L.P.                                       764,066

     Oak Hill Capital Partners, L.P.                         3,545,455

     Oak Hill Capital Management Partners, L.P.                 90,909


(1) Of these shares of Combined Company Common Stock, 191,667 shares are subject to MeriStar Stock
     Options.
(2) Of these shares of Combined Company Common Stock, 255,001 shares are subject to MeriStar Stock
     Options.
(3) Of these shares of Combined Company Common Stock, 333,333 shares are subject to MeriStar Stock
     Options.